Exhibit 99.1

American Battery Technology Company Announces Fiscal 2025 Fourth Quarter and Full Year Financial Results, Again Nearly Triples Quarterly Revenue

Company achieves more than 180% increase in quarterly revenue as it accelerates commercial operations to increase the onshoring of critical mineral manufacturing

Reno, Nev., September 18, 2025 — American Battery Technology Company (ABTC) (NASDAQ: ABAT), an integrated critical battery minerals company that is commercializing its internally-developed technologies for both primary battery critical minerals manufacturing and secondary critical minerals lithium-ion battery recycling, announced it has again nearly tripled quarterly revenue as it releases its fiscal 2025 fourth quarter and full year financial results for the period ending June 30, 2025.

The results highlight a significant acceleration in revenue growth that substantially outpaced the increase in operational costs, signaling a clear trajectory towards profitability as the company continues to ramp its operations.

Financial Highlights: A Year of Exponential Growth

●	Q4 FY 2025 Revenue: Increased to $2.8 million, nearly tripling, up 183% from $1.0 million in Q3
●	Q4 FY 2025 Costs: Controlled costs, with cash cost of goods sold[1](a non-GAAP measure) rising by only 70% in Q4 ($3.9 million) compared to Q3 ($2.3 million), demonstrating significant operational controls
●	FY 2025 Revenue: Substantial increase to $4.3 million, an increase of 1,149% from $0.3 million in FY 2024
●	FY 2025 Costs: Efficiency implementations, with full year cash cost of goods sold[2](a non-GAAP measure) increasing by 483% ($10.5 million in FY 2025 vs. $1.8 million in FY 2024), far below the rate of revenue growth
●	Reduced Total Operating Expenses: FY 2025 total operating expenses decreased 30% to $31.4 million, from $44.8 million in FY 2024, achieved while also substantially scaling company operations during this period
●	Russell 2000 Index: Added to Russell 2000 index in June 2025, resulted in significant increase in trading volume and institutional ownership
●	Strong Cash Position: Cash and restricted cash of $12.5 million at June 30, 2025, and significant enhancement to cash balance of $25.4 million as of September 15, 2025

“I am extremely proud of the ABTC team as we continue to ramp operations at our first recycling facility at such an exponential rate,” stated American Battery Technology Company CEO Ryan Melsert. “We have an exciting path ahead as we continue the growth in operations at our current facilities, while also accelerating the commercialization of our Tonopah Flats Lithium Project and our second battery recycling facility with our strategic partners.”

Battery Recycling Highlights: Scaling to Meet Demand

●	Continued ramp of operations at first battery recycling facility, with Q4 throughput increasing 70% over Q3
●	In support of rapid U.S. buildout of datacenters for artificial intelligence and machine learning applications, ABTC’s recycling facility is now receiving substantial quantities of feed material for recycling from stationary battery energy storage systems (BESS), in addition to feed material from end-of-life electric vehicles and consumer electronics
●	During FY 2025, ABTC successfully closed out and completed all requirements in its contract with the U.S. Advanced Battery Consortium (USCAR), comprised of the U.S. Department of Energy (DOE), General Motors, Ford Motor Company, and Stellantis NV
●	During FY 2025, ABTC was selected for and contracted a competitive grant for $144 million from the U.S. DOE for the construction of a second battery recycling facility, and is continuing development with its strategic partners for the implementation of this facility in the Southeast U.S.

Primary Lithium from Claystone Manufacturing Highlights: Securing a Domestic Supply Chain

●	ABTC has developed its own set of technologies for the manufacturing of critical mineral lithium hydroxide from Nevada-based claystone material and has constructed a multi-tonne per day integrated pilot facility to demonstrate these technologies
●	During FY 2025, ABTC successfully closed out and completed all requirements in its $2.3 million grant award from the U.S. DOE Advanced Materials Manufacturing Technology Office for the design, construction, and operation of its integrated domestic claystone to lithium hydroxide pilot facility
●	Based on the integrated pilot facility operations, ABTC has designed a commercial scale lithium refinery as part of its Tonopah Flats Lithium Project anticipated to manufacture 30,000 tonnes of lithium hydroxide per year, and long-term commercial offtake agreements for this product are under development with strategic customers
●	In June 2025, ABTC’s Tonopah Flats Lithium Project was selected by the FAST-41 Permitting Council and the National Energy Dominance Council to become a Transparency Priority Project, in order to streamline the permitting processes and accelerate the commercialization of this domestic critical mineral manufacturing project
●	In August 2025, ABTC’s Tonopah Flats Lithium Project was approved by the FAST-41 Permitting Council and the National Energy Dominance Council to become a Covered Project, further prioritizing the streamlining of the permits and commercialization of this domestic critical mineral manufacturing project
●	ABTC received an approved Letter of Interest from the US Export-Import Bank for a $900 million low-interest loan to support the construction of this commercial lithium mine and refinery

ABTC will host its FY 2025 earnings call on Monday, September 22 at 4:30 p.m. ET. View the meeting Livestream webcast here.

The press release, Livestream replay, and presentation will be available at: www.americanbattery.com/events-and-presentations.

(1) The following table provides a reconciliation of our cost of goods sold (GAAP) to cash cost of goods sold (non-GAAP) for the fiscal fourth quarter 2025

Description	Amount ($M)
GAAP Cost of Goods Sold	5.1
Less: Depreciation Expense	(1.0)
Less: Stock-Based Compensation	(0.2)
Non-GAAP Cash Cost of Goods Sold	3.9

(2) The following table provides a reconciliation of our cost of goods sold (GAAP) to cash cost of goods sold (non-GAAP) for the fiscal year 2025

Description	Amount ($M)
GAAP Cost of Goods Sold	14.9
Less: Depreciation Expense	(3.6)
Less: Stock-Based Compensation	(0.6)
Non-GAAP Cash Cost of Goods Sold	10.7

About American Battery Technology Company

American Battery Technology Company (ABTC), headquartered in Reno, Nevada, has pioneered first-of-kind technologies to unlock domestically manufactured and recycled battery metals critically needed to help meet the significant demand from the electric vehicle, stationary storage, and consumer electronics industries. Committed to a circular supply chain for battery metals, ABTC works to continually innovate and master new battery metals technologies that power a global transition to electrification and the future of sustainable energy.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are “forward-looking statements.” Although the American Battery Technology Company’s (the “Company”) management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. Forward looking statements include, among other things, statements concerning: offtake agreements with customers; the Company’s future sales of products to customers, including the amounts, timing, and types of products included within those sales; potential loans, grants, and debt financing arrangements, including due diligence, the amount and type of debt, its syndication, and the schedule for closing; the scale of the battery recycling operations; the anticipated production from the integrated pilot facility; the scale, construction, and operation of the battery recycling operations, integrated pilot facility, Tonopah Flats Lithium Project, and commercial lithium mine and refinery; and the costs, schedules, production and economic projections associated with the foregoing. These forward-looking statements involve a number of risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, risks and uncertainties related to the Company’s ability to continue as a going concern; interpretations or reinterpretations of geologic information, unfavorable exploration results, inability to obtain permits required for future exploration, development or production, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices, final investment approval and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended June 30, 2025. The Company assumes no obligation to update any of the information contained or referenced in this press release.

NON-GAAP FINANCIAL MEASURES

To supplement its financial information, the Company has presented, and/or may discuss on the conference call, adjusted measures. All adjusted measures are non-GAAP financial measures, as defined in Regulation G of the Securities Exchange Act of 1934, as amended. The Company reports its financial results in compliance with GAAP but believes that also discussing non-GAAP measures provides investors with (i) financial measures the Company uses in the management of its business and (ii) additional, meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance and are not representative or indicative of its results of operations. The quantitative reconciliations of non-GAAP measures to the most comparable GAAP measures are included in the accompanying schedules. Non-GAAP measures should not be considered a substitute for financial measures presented in accordance with GAAP.

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American Battery Technology Company

Media Contact:

Tiffiany Moehring

tmoehring@batterymetals.com

720-254-1556

AMERICAN BATTERY TECHNOLOGY COMPANY

Unaudited Condensed Consolidated Statements of Operations

	Fiscal year ended June 30, 2025	Fiscal year ended June 30, 2024

Revenue	$4,290,224	$343,500
Cost of goods sold	14,864,633	3,304,707
Gross loss	(10,574,409)	(2,961,207)

General and administrative	21,151,445	16,106,807
Research and development	8,470,161	14,325,681
Exploration	1,827,314	4,121,941
Impairment charge on held-for-sale assets	-	10,254,037

Total operating expenses	31,448,920	44,808,466

Net loss before other income (expense)	(42,023,329)	(47,769,673)

Other income (expense)

Interest expense	(19,445)	(158,078)
Amortization and accretion of financing costs	(3,776,177)	(4,194,971)
Unrealized loss on investment	-	(62,497)
Change in fair value of derivative liability	705,184	(338,886)
Loss on debt extinguishment	(675,648)	-
Loss on private placement	(567,161)	-
Change in fair value of liability-classified financial instruments	875,100	-
Credit loss on receivable pursuant to share purchase agreement (Tysadco)	(1,415,803)	-
Other income	134,654	22,281

Total other income (expense)	(4,739,296)	(4,732,151)

Net loss attributable to common stockholders	$(46,762,625)	$(52,501,824)

Net loss per share, basic and diluted	$(0.58)	$(1.02)

Weighted average shares outstanding, basic and diluted	80,316,363	51,243,106

AMERICAN BATTERY TECHNOLOGY COMPANY

Unaudited Condensed Consolidated Balance Sheets

	June 30, 2025	June 30, 2024
ASSETS

Cash	$7,474,304	$7,001,786
Accounts receivable	2,799,603	228,499
Inventory (Note 5)	408,147	154,320
Grants receivable (Note 4)	244,238	191,522
Prepaid expenses and other	2,884,899	1,813,050
Subscription receivable	925,077	608,333
Restricted cash	5,000,000	–
Assets held-for-sale (Note 7)	9,795,842	8,408,538

Total current assets	29,532,110	18,406,048

Property and equipment, net (Note 6)	45,469,853	46,314,966
Mining properties (Note 8)	8,392,977	8,392,977
Intangible assets (Note 9)	766,694	4,519,038
Right-of-use asset (Note 10)	296,157	42,103

Total assets	$84,457,791	$77,675,132

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities

Accounts payable and accrued liabilities (Note 11)	$5,822,987	$9,296,634
Operating lease liability	115,863	54,303
Notes payable (Note 12)	7,729,755	6,447,361

Total current liabilities	13,668,605	15,798,298

Equity compensation liability (Note 16)	–	409,194

Operating lease liability, long-term	190,163	–
Total liabilities	13,858,768	16,207,492

STOCKHOLDERS’ EQUITY

Series A Preferred Stock Authorized: 33,334 preferred shares, par value of $0.001 per share; Issued and outstanding: nil preferred shares	–	–

Series B Preferred Stock Authorized: 133,334 preferred shares, par value of $10.00 per share; Issued and outstanding: nil preferred shares	–	–

Series C Preferred Stock Authorized: 66,667 preferred shares, par value of $10.00 per share; Issued and outstanding: nil preferred shares	–	–

Series D Preferred Stock Authorized: 5 preferred shares, par value of $0.001 per share; Issued and outstanding: nil preferred shares	–	–

Common Stock Authorized: 250,000,000 common shares, par value of $0.001 per share; Issued and outstanding: 97,398,519 and 64,061,763 common shares as of June 30, 2025 and June 30, 2024, respectively	97,396	64,059

Additional paid-in capital	329,667,507	275,589,383
Common stock issuable	925,077	(857,470)
Accumulated deficit	(260,090,957)	(213,328,332)

Total stockholders’ equity	70,599,023	61,467,640

Total liabilities and stockholders’ equity	$84,457,791	$77,675,132